UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: April 12, 2005

(Date of earliest event reported)

Grande Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware		74-3005133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Carlson Circle, San Marcos, TX	78666
(Address of principal executive offices)	(Zip Code)

512-878-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is filed as a part of this report:

Exhibit No.	Description
99	Press Release, dated April 6, 2005, announcing, among other things, that Grande will deliver its company presentation at the Wachovia Securities 2005 Media & Communications Conference in New York on Tuesday, April 12, 2005 at 1:45 p.m. EDT (12:45 p.m. CDT). The presentation will be broadcast live over the Internet and will highlight Grande’s business plan, performance and plans for the future. Investors may access an audio version of the presentation via a live web cast at http://www.wsw.com/webcast/wa27/grande/. For those unable to listen to the live broadcast, a replay will be available for 30 days by accessing the above address.

The full text of the press release issued in connection with the announcement is attached as Exhibit No. 99 to this Current Report on Form 8-K. The press release and conference call contain forward-looking statements regarding Grande and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

The information in this Current Report on Form 8-K, and the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANDE COMMUNICATIONS HOLDINGS, INC.

Date: April 12, 2005	By:	/s/ William E. Morrow
William E. Morrow
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Name of Exhibit
99	Grande Communications Holdings, Inc. Press Release Dated April 6, 2005.

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